EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
OF
NORTHWEST NATURAL GAS COMPANY

ARTICLE I.

OFFICES

Section 1. Office. The principal office of the company shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

Section 2. Registered Office. The registered office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.
ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the company for the election of directors and for the transaction of other business shall be held at such place, either within or without Oregon, or solely or partially by means of remote communication in accordance with Oregon law, in each case, as shall be determined by the board of directors and at such date and time as may be designated by the board of directors and specified in the notice of meeting.

Section 2. Special Meetings. Special meetings of the shareholders of the company may be called by (i) the board of directors or (ii) the secretary of the company, following their receipt of one or more written demands in valid and proper form to call a special meeting of the shareholders (a “Special Meeting Request Notice”), in accordance with and subject to this Section 2, from shareholders of record as of the record date fixed in accordance with this Section 2 who hold not less than one-tenth of all shares entitled to vote at the meeting (the “Requisite Percentage”). To be in valid and proper form, a Special Meeting Request Notice must: (i) set forth the name and address of each requesting shareholder as they appear in the company’s books; (ii) include a description of the specific purpose or purposes for which the requested meeting is to be held; and (iii) include the information required to be included in a shareholder’s notice pursuant to Section 10(d) or Section 11(c), as applicable, of this Article II. No shareholder may submit a Special Meeting Request Notice demanding that the secretary of the company call a special meeting of shareholders pursuant to this Section 2 unless such shareholder has first submitted a request in writing that the board of directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the secretary of the company call such special meeting, which request for a Demand Record Date shall be delivered to, or mailed and received by, the secretary of the company at the principal executive offices of the company. Within 10 days after receipt of a request to fix a Demand Record Date from any shareholder of record, the board of directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the secretary of the company call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no resolution fixing a Demand Record Date has been adopted by the board of directors within the 10-day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request was received. After receipt of a Special Meeting Request Notice in proper written form signed by a shareholder or shareholders of record collectively holding the Requisite Percentage in compliance with this Section 2, the board of directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the Special Meeting Request Notice. The board of directors shall provide written notice of such special meeting to the shareholders in accordance with Article II, Section 3 of these bylaws. Each special meeting shall be held for such purposes at such place, either within or without Oregon, or solely or partially by means of remote communication in accordance with Oregon law, in each case, as shall be determined by the board of directors and at such date and time as may be designated by the board of directors and specified in the notice of the meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Article II, Section 4 of these bylaws. A shareholder may revoke a Special Meeting Request Notice by written revocation delivered to the secretary at any time prior to the related special meeting. If any such revocation(s) are received by the secretary after the secretary’s receipt of Special Meeting Request Notices from the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked Special Meeting Request Notices from the Requisite Percentage of shareholders, then the board of directors shall have the discretion to determine whether or not to proceed with such special meeting. Shareholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Article II, Section 11 of these bylaws. Each applicable person (including the requesting shareholder(s) and any proposed nominee) shall update and supplement its Special Meeting Request Notice as necessary, from time to time, so that the information provided or required to be provided in such Special Meeting Request Notice shall continue to be true, correct and complete in all respects not only (i) as of the record date for determining the shareholders entitled to notice of the applicable special meeting; and (ii) as of the date that is 10 business days prior to the date of such special meeting (or any adjournment or postponement thereof), and such update and supplement shall be received by the secretary of the company not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Special Meeting Request Notice to be not true, correct and complete in all respects; or (ii) ten business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein is to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the secretary of the company not later than one business day following any such event, development or occurrence. For the avoidance of doubt, the updates and supplements required pursuant to the previous sentence do not cause a Special Meeting Request Notice that was not true, correct and complete in all respects and in compliance with this Section 2 when first delivered to the company to thereafter be in proper form in accordance with this Section 2 and do not limit the Corporation’s rights with respect to any deficiencies in any Special Meeting Request Notice or information provided by such person. Notwithstanding the foregoing, the company shall not be required to convene a special meeting requested by shareholders if the Special Meeting Request Notice (i) relates to an item of business that is not a proper subject for action by a shareholder under applicable law or (ii) was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, in each case, as may be amended from time to time, the “Exchange Act”) or other applicable law.
Section 3. Notice. Written or printed notice stating the place, day and hour of the meeting, and, in case of a meeting to be held by remote communication, the means of remote communications authorized by the board of directors for participation in such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting by or at the direction of the board of directors, to each shareholder of record entitled to vote at such meeting.

Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is first mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof. Notwithstanding anything in this Section 4 to the contrary, a Demand Record Date shall be fixed in accordance with Article II, Section 2 of these bylaws.

Section 5. Record of Shareholders. The officer or agent having charge of the transfer books for shares of the company shall make, no later than two business days after notice of each meeting of shareholders is given, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period beginning two business days after notice of such meeting is given and continuing through the meeting, shall be kept on file at the registered office of the company; provided that if the meeting is to be held solely by means of remote communications, such record may instead be kept on file on a reasonably accessible electronic network at the election of the company. Such record shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place (if any) of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 6. Quorum. Unless otherwise required by law, a majority of the shares of the company entitled to vote, represented in person, by means of remote communication at a meeting held partially or completely by remote communication, or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person, by means of remote communication, or by proxy, the votes cast in favor of a proposal must exceed the votes cast against such proposal to be an act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Restated Articles of Incorporation.

If a quorum shall not be represented at any meeting of shareholders, the meeting may be adjourned in the manner provided in Article II, Section 7 of these bylaws. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 7. Adjournments and Postponements. Any meeting of the shareholders, annual or special, may be adjourned from time to time for any reason (including adjourning to address a technical failure to convene or continue a meeting using remote communication), whether or not a quorum is present, to reconvene at any other date or time and to the same or some other place and/or means of remote communication by the board of directors, the chair of the board of directors or the chair of the meeting. It shall not be necessary to notify any shareholder of any adjournment of less than 30 days if the new date, time, and place and/or means of remote communication for the meeting (i) are announced at the meeting before adjournment, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of the original meeting, unless after the adjournment a new record date is fixed for the adjourned meeting; provided, however, that if a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. At the adjourned meeting, the company may transact any business which might have been transacted at the original meeting. No meeting of the shareholders may be adjourned except in the manner provided in this Section 7. In addition, subject to applicable law, any meeting of the shareholders, including any special meeting validly and properly demanded by shareholders pursuant to Section 2 of this Article II, may be postponed or rescheduled by the board of directors at any time before such meeting has been convened. In no event shall any adjournment or postponement of a shareholders meeting (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice pursuant to Section 10 or Section 11 of this Article II or the Restated Articles of Incorporation, as applicable. For the avoidance of doubt, a shareholder shall not be permitted to make additional or substitute nominations following the expiration of the time periods set forth in Section 10 or Section 11 of this Article II or the Restated Articles of Incorporation, as applicable.
Section 8. Voting.

(a)Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law or the Restated Articles of Incorporation. At each election of directors, holders of shares of common stock have the right to cumulative voting as provided for in the Restated Articles of Incorporation. A shareholder may vote either in person, by means of remote communication at a meeting held partially or completely by remote communication, or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the secretary of the company or other officer or agent authorized to tabulate votes.
(b)With respect to any question or matter brought before any meeting of shareholders, each of an abstention and a broker non-vote shall not be counted either as a vote for or against such question or matter and will therefore have no effect on the outcome of the vote on such question or matter, except as otherwise required by law. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 9. Conduct of Meetings. Every meeting of shareholders shall be presided over by a chair of the meeting who shall be (w) the chair of the board, (x) in their absence, the vice-chair of the Board if that position be filled, (y) in their absence, the president, or (z) such other officer of the company designated by the board of directors. The minutes of such meeting shall be recorded by the secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chair of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chair of any meeting of shareholders shall have the exclusive right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the company, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) determining the circumstances in which any person may make a statement or ask questions at such meeting; and (g) restricting the use of audio/video recording devices and cell phones at the meeting. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
Section 10. Proper Business for Meetings.
(a)No business, including nominations of persons for election to the board of directors, shall be conducted at any meeting of shareholders that has not been properly brought before the meeting in accordance with the procedures set forth in these bylaws. Any business proposed to be brought by a shareholder must also constitute a proper matter for shareholder action under applicable law.
(b)To be properly brought before a special meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the persons calling the meeting, which, in the case of a special meeting validly and properly demanded by shareholders pursuant to Section 2 of this Article II shall be limited to (i) the purpose(s) stated in a valid and proper Special Meeting Request Notice received from a requesting shareholder for such meeting; and (ii) any additional matters that the board of directors determines to include in the company’s notice of such meeting.
(c)To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chair of the board, or (iii) otherwise properly brought before the meeting by a shareholder of record entitled to vote at the applicable meeting and who otherwise complies with the requirements of these bylaws. In addition to any other applicable requirements (including, without limitation, requirements relating to solicitation of proxies and proposals of shareholders under the Exchange Act), for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the company and otherwise complied with the applicable requirements under these bylaws (including this Section 10). To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive office of the company not earlier than 8:00 a.m. Eastern Time on the 120th day nor later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days earlier or delayed (other than as a result of adjournment or postponement) by more than 30 days later than the anniversary of the previous year’s annual meeting, such notice by a shareholder to be timely must be delivered not earlier than 8:00 a.m. Eastern Time on the 120th day prior to such annual meeting nor later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the company (the “Proposal Notice Deadline”). For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission.
(d)To be in proper written form, a shareholder’s notice to the secretary regarding business to be brought before a meeting of shareholders (a “Proposal Notice”) must set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting; (ii) as to each matter of business: (A) a description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the text of any reasons for the proposed business that are proposed to be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission (the “SEC”)), (B) the text of any proposal relating to such business, including (if applicable) the complete text of any resolutions proposed to be presented for consideration (and in the event such business includes a proposal to amend the Restated Articles of Incorporation or these bylaws, the language of the proposed amendment), (C) a description of any material interest of each Proposing Person (as defined below) in such business (including any anticipated benefit of such business to any Proposing Person other than solely as a result of its ownership of the company’s capital stock that is material to the Proposing Person individually or to the Proposing Persons in the aggregate), and (D) a statement that the shareholder is a holder of record of capital stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (iii) (A) the name and record address of the shareholder, as they appear on the company’s books, and the name and address of each other Proposing Person, (B) the class and number of shares of the company that each Proposing Person directly or indirectly owns beneficially or of record or is entitled to vote, including (1) the nominee holder for, and the number of, any such shares owned beneficially but not of record by such person, (2) the date of each purchase of such shares, the number of shares purchased and the per share purchase price paid on each such date, and (3) evidence of such beneficial or record ownership, (C) the Derivative Ownership Information with respect to each Proposing Person, (D) any material pending or threatened legal proceeding in which each Proposing Person is a party or material participant involving the company or any of its officers or directors, or any affiliate of the company, (E) any direct or indirect material interest in any material contract or agreement of each Proposing Person with the company or any affiliate of the company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any additional information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and (G) the written consent of each Proposing Person to the public disclosure of the information provided pursuant to these bylaws.
(e)The chair of the meeting shall have the power and duty (i) to determine whether any proposed business was properly brought before the meeting in accordance with these bylaws (including in compliance with the procedures set forth in this Section 10 and any questionnaire, representation or agreement required under these bylaws), the Restated Articles of Incorporation and applicable law (including under the Exchange Act), and (ii) if the chair determines that any proposed business was not properly brought before the meeting in compliance with such requirements, to declare that such proposed business shall not be transacted. If the board of directors, the chair of the board of directors or the chair of the meeting should so determine and declare, any such business deemed to be not properly brought before the meeting may be disregarded, even if the company has received proxies or votes in respect of those matters (which proxies and votes may also be disregarded). Notwithstanding anything to the contrary in these bylaws, unless otherwise required by applicable law, if (i) all of the shareholders that validly and properly demanded a special meeting pursuant to Section 2 of Article II or (ii) any shareholder that proposes to bring business before an annual meeting pursuant to this Section 10 fails to appear, or send a qualified representative, to present the matters such shareholder(s) requested to be presented at the applicable meeting, the company need not present such matters for a vote at such meeting, even if the company has received proxies or votes in respect of those matters (which proxies and votes may also be disregarded).
A shareholder shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such Proposal Notice pursuant to this Section 10 shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the secretary of the company not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein is to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the secretary of the company not later than one business day following any such event, development or occurrence. For the avoidance of doubt, the updates and supplements required pursuant to the previous sentence do not cause a Proposal Notice that was not true, correct and complete in all respects and in compliance with this Section 10 when first delivered to the company prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 10 and do not limit the company’s rights with respect to any deficiencies in any Special Meeting Request Notice or information provided by such person.

Section 11. Nomination of Director Candidates.
(a) As provided by the Restated Articles of Incorporation, no person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that their name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the company not later than the latter of (i) the 30th day prior to the date fixed for the meeting, or (ii) the 10th day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director (the “Nominating Notice Deadline”).
(b) The chair of the meeting shall have the power and duty (i) to determine whether any proposed nomination was properly brought before the meeting in accordance with these bylaws (including in compliance with the procedures set forth in this Section 11 and any questionnaire, representation or agreement required under these bylaws), the Restated Articles of Incorporation and applicable law (including under the Exchange Act), and (ii) if the chair determines that any proposed nominee was not brought before the meeting in compliance with such requirements, to declare that the nomination of such proposed nominee shall not be considered. If the board of directors, the chair of the board of directors or the chair of the meeting should so determine and declare, any such nomination deemed to be not properly brought before the meeting may be disregarded, even if the company has received proxies or votes in respect of those matters (which proxies and votes may also be disregarded).
(c) To be properly brought before the meeting, a shareholder’s written request that a director nominee be placed in nomination (a “Nominating Notice”) must contain (i) as to each Proposing Person, the information described in Section 10(d)(iii), (ii) as to each person the shareholder proposes to nominate for election or re-election as a director, (A) such nominee’s residence and business addresses and all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors in a contested election of directors, or that is otherwise required, in each case pursuant to Section 14 under the Exchange Act, (B) the class and number of shares of the company that the nominee owns beneficially or of record or is entitled to vote, including the date of each purchase, the number of shares purchased, the per share purchase price paid on each such date and (if applicable) the name of each record holder of such shares of the company owned beneficially but not of record by the nominee, (C) such nominee’s written consent to (1) being named in any proxy statement, associated proxy card or other proxy materials as a director nominee and to serving as a director of the company for the full term if elected and (2) the public disclosure of the information provided pursuant to this Section 11, (D) the Derivative Ownership Information with respect to such nominee, (E) the Nominee Independence Information (as defined below) with respect to such nominee, and (F) the representations and agreements of such nominee required by Section 11(e), (iii) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form required by the company (which questionnaire shall be provided by the secretary of the company to a shareholder of record upon written request), and (iv) a statement (A) that the shareholder is a holder of record of capital stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (B) whether or not the shareholder giving the notice and/or the other Proposing Persons, if any, will deliver a proxy statement and form of proxy to holders of at least 67 percent of the voting power of all of the shares of capital stock of the company entitled to vote on the election of directors, (C) providing a representation as to whether or not such shareholder and/or the other Proposing Person(s) intends to solicit proxies in support of director nominees other than the company’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (D) that the shareholder will provide any other information relating to such nomination that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the nomination proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided that, notwithstanding the foregoing, if a shareholder no longer plans to solicit proxies in accordance with its representation in this clause (iv), such shareholder shall inform the company of this change by delivering a written notice to the secretary at the principal executive offices of the company no later than two business days after making the determination not to proceed with a solicitation of proxies.
(d) Compliance with this Section 11 shall be the exclusive means for a shareholder to nominate director candidates.
A shareholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the secretary of the company not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the secretary of the company not later than one business day following any such event, development or occurrence. For the avoidance of doubt, the updates and supplements required pursuant to the previous sentence do not cause a Nominating Notice that was not true, correct and complete in all respects and in compliance with this Section 11 when first delivered to the company prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 11 and do not limit the Corporation’s rights with respect to any deficiencies in any Special Meeting Request Notice or information provided by such person.

Notwithstanding the foregoing provisions of this Section 11 and Article II, Section 10, a shareholder shall also comply with all applicable requirements of the Oregon Business Corporation Act and the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-9, Rule 14a-12, and Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Section 11 and Article II, Section 10. If a shareholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-9, 14a-12, and 14a-19 promulgated thereunder, such shareholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with these bylaws and shall be disregarded, even if the company has received proxies or votes in respect of such nomination or business (which proxies and votes in respect of such nomination or business shall also be disregarded). Nothing in this bylaw shall be deemed to affect any rights of (i) a shareholder to request inclusion of proposals in the company’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting, (ii)  the company to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, or (iii) the holders of any series of undesignated Preferred Stock (as defined in the Restated Articles of Incorporation) to elect directors under specified circumstances.

Further notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if any shareholder and/or other Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the company that such shareholder and/or other Proposing Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the company shall disregard the nomination of such proposed nominee and any proxies or votes solicited for any proposed nominee of such shareholder and/or other Proposing Person. Upon request by the company, if any shareholder and/or other Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such shareholder and/or other Proposing Person, such shareholder and/or other Proposing Person shall deliver to the company, no later than five (5) business days prior to the applicable meeting of the shareholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(e) Within the time period specified in these bylaws for providing the applicable nomination, each nominee for election as a director of the company must deliver to the secretary of the company a written representation and agreement that such person (i) understands his or her duties as a director under Oregon law and agrees to act in accordance with those duties while serving as a director, (ii) if elected as a director of the company, will comply with all applicable laws and stock exchange listing standards and the company’s policies and guidelines applicable to directors, and (iii) will provide facts, statements and other information in all communications with the company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(f) For purposes of these bylaws,
(i) “Derivative Ownership Information” with respect to any nominee or Proposing Person means:
(A) A complete listing of each derivative instrument, put, call, forward sale agreement, forward purchase agreement, swap, total return swap, option, warrant, short sale, stock borrowing or lending arrangement or agreement, hedge, profit interest, convertible or exchangeable instrument, non-recourse or limited recourse financing arrangement, or any similar agreement, instrument, transaction arrangement or understanding of any kind (i) which has been entered into by or on behalf of such nominee or such Proposing Person or of which such nominee or Proposing Person is a direct or indirect beneficiary or obligor and (ii) (a) the value of which is in whole or in part based upon or determined by reference to, the value of the stock or other securities of the company, or (b) with respect to any financing arrangement (regardless of how such arrangement is documented) which is directly or indirectly secured, on a non-recourse or limited recourse basis by stock or other securities or the company (any such agreement, transaction, arrangement, instrument or understanding a “Derivative”);
(B) With respect to each Derivative, a description of:

(1) any voting rights associated with, arising from or transferred by such Derivative, including, if applicable, any agreement, arrangement, understanding or relationship granting a right or opportunity to vote or direct the vote of any stock that is the subject of, used as a reference security in, or held as a hedge or security by the counterparty for such Derivative (including any agreement, arrangement, or understanding that the counterparty will physically hedge, in whole or in part, its exposure under the Derivative),
(2) the name and address of the counterparty to such Derivative, the date such Derivative was entered into, the date on which the Derivative will expire, terminate or be subject to renewal or repricing, the economic terms of the Derivative, and if applicable, the notional number of shares of stock of the company with respect to such Derivative, and
(3) a plain English description of the purpose of entering into the Derivative (e.g. whether the Derivative was entered into in order to mitigate potential losses in the event of a decrease in the company’s stock price, to amplify profits from a stock price increase, to profit from a stock price decrease, to obtain voting rights, to decrease any costs that would arise from owning stock outright or otherwise transfer the economic consequences of ownership, to limit reporting requirements, etc.), the potential dollar amount of protection or gain associated with such Derivative (to the extent relevant, using such assumptions with respect to stock price movements and time horizons as were analyzed or modelled by such nominee Proposing Person in deciding to enter into such Derivative), and a plain English description of the overall effect of the Derivative in differentiating the economic or other interests of such nominee or Proposing Person from those of a long-only shareholder;
(ii) “Nominee Independence Information” means with respect to any person proposed to be nominated as a director of the company:
(A) a description of any employment, consulting or similar agreement, arrangement, understanding or relationship between such nominee and any Proposing Person that has been entered into at any time in the five (5) year period prior to the date of the Nominating Notice (as applicable), including a description of any compensation of any kind received or payable thereunder,
(B) a listing of directorships or similar positions to which such nominee has been nominated or appointed by a Proposing Person in the five (5) year period prior to the date of the Nominating Notice, and a description of any fees, expenses or other compensation or reimbursement paid or payable to such nominee in respect thereof,
(C) any investment of any type made by or on behalf of such nominee in any entity controlled by any Proposing Person or any joint or co-investments made by such nominee and any Proposing Person, regardless of whether such investment was made in cash, for services rendered or otherwise,
(D) a description of any family or material social relationship between the (x) the nominee and (y) any Proposing Person,
(E) a representation by the nominee that the nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (including the Proposing Person(s)) other than the company as to how such nominee, if elected, will act or vote on any issue or question as a director that has not been disclosed to the company or (2) any direct or indirect compensatory, reimbursement, indemnification, payment or other financial agreement, arrangement or understanding with any person other than the company in connection with such nominee’s candidacy, nomination, or service as a director of the company (other than indemnification and reimbursement agreements that provide only for indemnification and reimbursement relating to the candidacy and nomination of such nominee) that has not been disclosed to the company, and
(F) a representation as to whether the nominee will act as a “dual fiduciary” with respect to any Proposing Person (or any employee or other representative of a Proposing Person), whether the nominee and any Proposing Person (or any employee or other representative of a Proposing Person) will consult with each other on an ongoing basis with respect to the business, affairs and/or plans and proposals of the company, and whether the nominee will be expected to present to the board of directors materials prepared by a Proposing Person (or any employee or other representative of a Proposing Person); and
(iii) “Proposing Person” shall mean the following persons: (A) the shareholder of record providing the notice of nominations or business proposed to be brought before a shareholders’ meeting, (B) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a shareholders’ meeting is made, and (C) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in respect of any such notice, nomination, proposal or any related solicitation.
Section 12. Participation at Meetings by Remote Communication. Shareholders and proxy holders that are not physically present for a meeting of shareholders may participate in the meeting, be deemed present in person, and vote if the board of directors authorizes participation by remote communication. Participation by remote communication is subject to guidelines and procedures that the board of directors adopts. Before the board of directors may authorize shareholders or proxy holders to participate by remote communication in a meeting of shareholders, the company shall implement measures to (a) verify that a person that is participating in the meeting by remote communication is a shareholder or a proxy holder; and (b) ensure that a shareholder or proxy holder may participate by remote communication in an effective manner. The company shall maintain a record of the vote or other action of a shareholder or proxy holder that participates in a meeting of shareholders by remote communication.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Directors. The business and affairs of the company shall be managed by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Restated Articles of Incorporation. Directors need not be residents of the State of Oregon or shareholders of the company. Unless otherwise determined by the board of directors, no person who has reached the age of 75 years shall be eligible to be elected a director.

Section 2. Chair and Vice-Chair of the Board. The board of directors may elect one of its members as chair of the board. The chair of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. The board of directors may elect one of its members as vice-chair of the board. In the absence of the chair of the board, the vice-chair of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If the board of directors elects a vice-chair of the board, the board of directors shall specify in the resolution electing the vice-chair of the board the date on which the vice-chair of the board shall become chair of the board. If there shall be no chair of the board, or in their absence or disability, the vice-chair of the Board shall exercise the duties and responsibilities of that position. If there shall be no chair or vice-chair of the board, or in their absence or disability, unless otherwise determined by resolution of the board of directors, the chair of the governance committee shall exercise the duties and responsibilities of the chair of the board. In the absence of the chair of the governance committee and specific resolution of the board of directors, an independent board member designated by the chair of the board shall exercise the duties and responsibilities of that position. In the event that none of the chair of the board, the vice-chair of the board, nor the chair of the board’s governance committee are present, and the chair of the board has not otherwise designated an independent board member to preside at the meeting and the board of directors has not otherwise specified a chair by resolution, the board, by vote of the majority of the board members present at the meeting, whether or not a quorum, shall appoint a non-management independent director to preside at the meeting.

Section 3. Compensation. Directors shall receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Regular Meetings. Regular meetings of the board of directors shall be held at such date, time and place, if any, or by such means of remote communication, if any, as shall be specified in the notice of meeting or as the board of directors may otherwise fix by resolution. The date, time and place for holding regular meetings of the board of directors may be changed upon the giving of notice to all directors by or at the request of the chair of the board or the president. The board may provide by resolution the time and place either within or without the State of Oregon for holding of meetings or may omit the holding of any meeting without other notice than such resolution.

Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chair of the board, the chair of the governance committee, the president or a majority of the board of directors. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing their duties; provided, however, that if the chair of the board of directors determines that it is otherwise necessary or advisable to hold the meeting sooner, the chair of the board of directors may prescribe a shorter notice to be given.
Section 3. Waiver of Notice. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 4. Quorum. A majority of the number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

Section 5. Manner of Participation and Acting. The board of directors or any committee thereof may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. All directors participating in a meeting of the board of directors or any committee thereof by this means shall be deemed to be present in person at the meeting. Except as otherwise provided by law or the Restated Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
Section 6. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE V.

COMMITTEES OF THE BOARD

Section 1. Governance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a governance committee composed of three or more independent directors. The board shall designate one member of the committee as chair. The chair of the board shall be a member of the governance committee, provided, however, that the chair of the board may in their sole discretion designate in their place, the vice-chair of the board as a member of the governance committee. The committee shall have and may exercise all of the authority of the board of directors in the management of the company, except with respect to matters upon which by law only the board of directors may act. The committee’s responsibilities shall include serving as the nominating committee of the board; making recommendations to the board on board and board committee composition and structure, including recommendations with respect to committee and committee chairmanship assignments; and conducting periodic board self-assessments, peer reviews of individual directors and evaluations of committee effectiveness. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 2. Audit Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an audit committee composed of three or more independent directors. The board shall designate one member of the committee as chair. The duties of the committee shall be to discuss and review with the company’s independent auditors the annual audit of the company, including the scope of the audit, and report the results of this review to the board; to meet with the independent auditors at such other times as the committee shall deem to be advisable; and to perform such other functions as the board by resolution from time to time may direct.

Section 3. Organization and Executive Compensation Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an organization and executive compensation committee composed of three or more independent directors. The board shall designate one member of the committee as chair. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

Section 4. Finance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a finance committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chair. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

Section 5. Public Affairs and Environmental Policy Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members a public affairs and environmental policy committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer of the company as chair. The duties of the committee shall be (i) to consider, review and monitor significant matters of public interest and societal trends, and the company’s community affairs, charitable contributions, diversity and equal employment opportunity compliance programs, and (ii) to monitor significant environmental issues affecting the company and to recommend to the board appropriate environmental policies. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 6. Other Committees. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members such other committees and the chairs thereof as it may deem to be advisable. Each such committee shall have such powers and authority as are set forth in the resolutions pertaining thereto from time to time adopted by the board.

Section 7. Changes of Size and Function. Subject to the provisions of law, the board of directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof and to change the functions and terminate the existence thereof.

Section 8. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these bylaws relating to the conduct of meetings of the board of directors. Each committee shall adopt such further rules and regulations regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

Section 9. Compensation. Persons serving on any committee shall receive such reasonable compensation for their services on such committee as may be fixed by resolution of the board of directors, provided that no person shall receive compensation for their services on any committee while serving as an officer of the company.

ARTICLE VI.

NOTICES
Section 1. Form and Manner. Unless otherwise required by applicable law, notice may be given in writing directed to the mailing address, or by electronic transmission to the email address, of the shareholder or director as it appears on the company’s records or by such other form of electronic transmission consented to by the shareholder or director in accordance with applicable law, and shall be deemed given: (a) if mailed, when deposited in the U.S. mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s or director’s address; or (c) if given by electronic mail, when directed to such shareholder’s or director’s email address unless the shareholder or director has notified the company in writing or by electronic transmission of an objection to receiving notice by electronic mail. Notice to directors also may be given by telephone, via email, or in any other manner which is reasonably calculated to give adequate notice.
Section 2. Waiver. Whenever any notice whatever is required to be given under the provisions of law, the Restated Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A shareholder’s attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE VII.

OFFICERS

Section 1. Election. The board of directors, at its first meeting following the annual meeting of shareholders each year, may elect a president and a secretary. At such meeting, or at any other time it shall deem appropriate, the board may elect one or more vice presidents and a treasurer. The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. Compensation. The officers of the company shall receive such reasonable compensation for their services as from time to time may be fixed by resolution of the board of directors.

Section 3. Term. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until their successors shall be elected or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

Section 4. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the company will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.
Section 5. President. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the company and, subject to the control of the board of directors, shall be responsible for the general administration and operation of the company. The President shall have such other duties and responsibilities as may pertain to such office or be prescribed by the board of directors. In the absence or disability of the president, an officer designated by the board shall exercise the duties and responsibilities of the president.

In the event the offices of chief executive officer and president are not held by the same person, the chief executive officer shall exercise the duties and responsibilities of the president described in these bylaws.

Section 6. Vice Presidents. Each vice president shall have such duties and responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

Section 7. Secretary. The secretary shall record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by their signature. The assistant secretaries shall have such duties as may be prescribed from time to time by the board, the president or the secretary. In the absence or disability of the secretary, their duties shall be performed by an assistant secretary.

Section 8. Treasurer. The treasurer shall have charge and custody and be responsible for all funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, their duties shall be performed by an assistant treasurer.
ARTICLE VIII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors by resolution may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.
Section 4. Deposits. All funds of the company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

ARTICLE IX.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The shares of the company shall be represented by certificates; provided, however, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the company’s shares shall be uncertificated shares. When shares are not represented by certificates then within a reasonable time after the issuance or transfer of such shares, the company shall send or cause to be sent to the shareholder to whom such shares have been issued or transferred a written statement of the information required by the laws of the State of Oregon to be on certificates.
Certificates representing shares of the company shall be issued only for whole numbers of shares and shall be in such form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

Section 2. Transfer. Shares of stock of the company shall be transferable on the books of the company by the holder of record thereof, or by their legal representative who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates, if any, for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.

Section 3. Owner of Record. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X.

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so indemnified may be entitled, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance. The company may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity or arising out of their status as such, whether or not the company would have the power to indemnify them against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of

1974 with regard to an employee benefit plan of the company against any liability asserted against them and incurred by them in their fiduciary capacity.

ARTICLE XI.

GENERAL
Section 1. Seal. The corporate seal of the company shall be circular in form and shall bear an inscription containing the name of the company, the year of its organization, the state of its incorporation and the words “Corporate Seal.”
Section 2. Electronic Signatures. Unless otherwise required by law, whenever the Restated Articles of Incorporation or these bylaws require or permit a signature, such signature may be a manual, facsimile, conformed or electronic signature.

ARTICLE XII.

AMENDMENTS

These bylaws, or any of them, may be altered, amended or repealed, or new bylaws adopted, by resolution of a majority of the board of directors, subject to repeal or change by action of the shareholders.